EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs - savings which can help minimize expenses.

It saves Time! Telephone and Internet voting is instantaneous - 24 hours a day.

It's Easy! Just follow these simple steps:

  Read your proxy statement and have it at hand.

  Call toll-free 1-866-235-4258 or go to website: https://vote.proxy-direct.com

  Follow the recorded directions or on-screen directions.

  Do not mail your Proxy Card when you vote by phone or Internet.
PORTFOLIO                           PORTFOLIO                           PORTFOLIO
Technology Stock                    Small Cap Stock                     Small Cap Value
Small Cap Index                     Mid Cap Stock                       Mid Cap Index
International                       Capital Growth                      Large Company Index
Real Estate Securities              Balanced                            High Yield Bond
Bond Index                          Mortgage Securities

Please detach at perforation before mailing.

VOTING INSTRUCTION FORM
AAL VARIABLE PRODUCT SERIES FUND, INC.
625 Fourth Avenue South
Minneapolis, Minnesota 55415
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 7, 2004

The undersigned hereby appoints John O. Gilbert, Pamela J. Moret, Karl D. Anderson, Brett L. Agnew, John C. Bjork, James E. Nelson, or Marlene J. Nogle or any of them, true and lawful proxies, with power of substitution, to represent and vote all shares which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 625 Fourth Avenue South, Minneapolis, Minnesota 55415 at 8:30 a.m. Central Time on April 7, 2004, or at any adjournments, on the matters described in the accompanying Notice of Special Meeting and Proxy Statement. Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged. The Board of Directors recommends a vote "FOR" each proposal.

Discretionary authority is hereby conferred as to all other matters as may properly come before the meeting.

                                      VOTE VIA THE INTERNET:  https://vote.proxy-direct.com
                                      VOTE VIA THE TELEPHONE:  1-866-235-4258
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                                       999 9999 9999 999
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                                      Note:  Please sign exactly as your name appears
                                      hereon.  If shares are held jointly, either holder may
                                      sign.  Corporate proxies should be signed by an
                                      authorized officer.

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                                      Signature

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                                      Signature of joint owner, if any

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                                      Date

This voting instruction form is solicited on behalf of the Board of Directors of the AAL Variable Product Series Fund, Inc. You must mark the box "abstain" if you wish to abstain. Abstentions have the same effect as votes cast AGAINST a proposal. If no choice is indicated, this proxy will be voted affirmatively on these matters. When this voting instruction form is properly executed, the shares represented hereby will be voted in accordance with the choices made on this form. If no choice is indicated on this form, the voting instruction will be deemed to be affirmative on these matters. The Board of Directors recommends a vote "For" each proposal.

To vote, mark blocks below in blue or black ink as follows:   Example:   [X]

1.  To approve the Reorganization Agreement between the International Portfolio and the
    World Growth Portfolio
                      For      Against     Abstain
    International     [ ]        [ ]        [ ]

2.  To approved the Agreement and Plan of Reorganization
    [ ]  To vote all Portfolios FOR;   [ ] to vote all Portfolios AGAINST;    [ ] to ABSTAIN
    votes for all Portfolios; or vote separately by Portfolio below.

                             For       Against    Abstain
    Technology Stock         [ ]        [ ]        [ ]
    Small Cap Stock          [ ]        [ ]        [ ]
    Small Cap Value          [ ]        [ ]        [ ]
    Small Cap Index          [ ]        [ ]        [ ]
    Mid Cap Stock            [ ]        [ ]        [ ]
    Mid Cap Index            [ ]        [ ]        [ ]
    Capital Growth           [ ]        [ ]        [ ]
    Large Company Index      [ ]        [ ]        [ ]
    Real Estate Securities   [ ]        [ ]        [ ]
    Balanced                 [ ]        [ ]        [ ]
    High Yield Bond          [ ]        [ ]        [ ]
    Bond Index               [ ]        [ ]        [ ]
    Mortgage Securities      [ ]        [ ]        [ ]

Every shareholder's vote is important! Please sign, date and return your voting instruction form today!